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                                                                  EXHIBIT 10.1.1


                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of October 31, 1996 ("this Agreement") is entered into by HIBBETT SPORTING GOODS, INC., a Delaware corporation ("Hibbett"), HIBBETT TEAM SALES, INC., an Alabama corporation ("HTS"), and SPORTS WHOLESALE, INC., an Alabama corporation ("SW"; HTS and SW are sometimes together referred to as the "Initial Participating Entities"; Hibbett and the Initial Participating Entities, together with all entities that hereafter become Participating Entities, being hereafter sometimes together referred to as the "Borrowers") and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation (the "Lender").


                                    RECITALS

         A. The Borrowers have applied to the Lender for an active revolving credit facility in an aggregate principal amount outstanding not to exceed $12,500,000 (the "Active Facility"), and a reserve revolving credit facility amount in an aggregate principal amount outstanding not to exceed $7,500,000 (the "Reserve Facility; the Active Facility and the Reserve Facility are sometimes together referred to as the "Revolving Facility") the proceeds of which are to be used by the Borrowers for general corporate purposes, including seasonal working capital, and letters of credit issued in the ordinary course of business.

         B. The Lender is willing to make the Revolving Facility available to the Borrowers only if, among other things, the Borrowers enter into this Agreement and the other Loan Documents (as hereinafter defined).


                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to make the Revolving Facility available, the Borrowers and the Lender agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1 For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                 Unless otherwise specified, all accounting terms used herein have the meanings assigned to them, and all computations herein provided shall be made, in accordance with
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         those generally accepted accounting principles applied in the preparation of the audited financial statements of Hibbett referred to in Section 5.3; provided that the financial statements required to be delivered pursuant to clauses (1) and (2) of Section 7.3 shall be prepared in accordance with generally accepted accounting principles as in effect from time to time and provided further that quarterly financial statements delivered pursuant to such clause (1) are not required to contain footnote disclosure and shall be subject to ordinary year-end audit adjustments. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

                 All references in this Agreement to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the lettered Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

                 The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                 The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                 The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

                 All recitals set forth in this Agreement are hereby incorporated in the operative provisions of this Agreement.

                 No inference in favor of or against any party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

                 All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

                 Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.





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                 Advance shall mean a borrowing under the Revolving Facility pursuant to Section 2.1.

                 Affiliate of any specified person shall mean any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Agreement shall mean, on any date, this Credit Agreement, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

                 Application shall have the meaning attributed to that term in
         Section 2.3(b).

                 Assumption Agreement shall have the meaning attributed to that term in Section 2.1(i).

                 Base Rate shall mean the higher of the (i) Federal Funds Effective Rate plus 1/2% per annum and (ii) Prime Rate.

                 Base Rate Advances shall mean Advances that bear interest at rates based upon the Base Rate.

                 Business Day shall mean (a) any day on which commercial banks are not authorized or required to close in Birmingham, Alabama and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Advance or a notice by Hibbett with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

                 Capital Expenditures shall mean any expenditure for fixed assets or that is properly chargeable to capital account in accordance with generally accepted accounting principles.

                 Closing Date shall mean the date of this Agreement.

                 Consolidated Entity shall mean a person whose financial statements are appropriately consolidated with Hibbett's financial statements.






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                 Consolidated Net Income shall mean, with reference to any
         period, the net income of Hibbett and its Consolidated Entities (on a consolidated basis) for such period after eliminating all non-recurring non-cash items of income and expense.

                 Convert, Conversion and Converted shall refer to a conversion pursuant to Section 3.2 hereof of one Type of Loan into another Type of Loan.

                 Credit Obligations shall mean the Revolving Facility Obligations, the Letter of Credit Obligations and all other obligations and debts of the Borrowers owing to the Lender and arising under the terms of this Agreement, the Notes, the Applications and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, all Letter of Credit Borrowings and all Reimbursement Obligations, any sums expended by the Lender in exercising the rights and remedies described in
         Section 8.1, all accrued interest on Advances and Reimbursement Obligations, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, and all other obligations and debts owing to the Lender arising in connection with, ancillary to, or in support of Advances and Letter of Credit Borrowings, and all extensions, alterations, modifications, revisions and renewals of any of the foregoing.

                 Current Maturities shall mean principal maturing or coming due on Funded Debt (other than the Credit Obligations) during the next succeeding period of twelve calendar months.

                 Debt of any person shall mean, without duplication, (i) the Credit Obligations and all other indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn or available to be drawn under letters of credit (provided that letters of credit issued to secure trade obligations, workmen's compensation or similar liabilities and other obligations (not constituting Debt) arising in the ordinary course of business shall count as Debt only to the extent that the aggregate face amount of such letters of credit exceeds $2,000,000) and banker's acceptances issued for the account of such person, (ii) all indebtedness deferred for the payment of the purchase price of property or assets purchased (except accounts payable arising in the ordinary course of business and not incurred through the borrowing of money), (iii) all capitalized lease obligations, (iv) all indebtedness secured by any mortgage or pledge of, or Lien on, property of such person, whether or not the indebtedness secured thereby shall have been assumed, (v) Guaranteed Obligations, (vi) all obligations with respect to any conditional sale contract or title retention agreement, and (vii) all obligations with respect to interest rate swap agreements.

                 Default shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.






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                 Dollars and the symbol $ shall mean dollars constituting legal tender for the payment of public and private debts in the United
         States of America.

                 EBITDA for any period shall mean Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) Interest Expense and (iv) income and profit taxes in determining Consolidated Net Income for such period.

                 EBITDAR for any period shall mean Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (i) Interest Expense, (ii) Operating Lease Payments,
         (iii) depreciation, (iv) amortization and (v) income and profit taxes in determining Consolidated Net Income for such period.

                 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 ERISA Affiliate shall mean, as of any date, any corporation, partnership or other trade or business (whether or not incorporated) under common control with Hibbett and which together with Hibbett is treated as single employer under Section 414 of the Internal Revenue Code, as amended.

                 Event of Default shall have the meaning assigned to such term in Article 8 hereof.

                 Federal Funds Effective Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Atlanta on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published for any Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average rate charged to the Lender on such Business Day on such transactions as determined by the Lender.

                 Fixed Rate shall mean the Quoted Cost of Funds Rate or the LIBOR-Based Rate.

                 Fixed Rate Segment shall mean a Segment to which a Fixed Rate is (or is proposed to be) applicable.

                 Funded Debt shall mean all Debt of Hibbett and the Consolidated Entities, on a consolidated basis, that matures by its terms more than one year after, or is renewable






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         or extendible at the option of the debtor to a date more than one year after, the date as of which Funded Debt is being determined.

                 Governmental Authority shall mean any national, federal, state, county, municipal or other agency, authority, department, commission, bureau, board, court or instrumentality thereof.

                 Governmental Requirements shall mean all laws, rules, regulations, requirements, ordinances, judgments, decrees, codes and orders of any Governmental Authority applicable to the Borrowers or any Consolidated Entity.

                 Guaranteed Obligations of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsement assumptions and other contingent obligations with respect to, or to purchase or otherwise pay or acquire, Debt of others.

                 Hazardous Material shall mean (a) any asbestos or insulation or other material composed of or containing asbestos and (b) any hazardous, toxic or dangerous waste, substance or material defined as such in the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Governmental Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material. This definition refers to the amounts of such waste, substance or material present at a particular facility in excess of the reportable quantity or threshold planning quantity, if applicable, for such waste, substance or material as may be listed in such act, law or other Governmental Requirement described in the foregoing sentence.

                 Immaterial Subsidiary shall mean any Subsidiary of the Borrowers that either (a) has assets with a gross fair market value of less than $250,000 and gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of less than $250,000 or (b) has been organized by the Borrowers as an acquisition vehicle solely for the purpose of merging with another person in connection with an acquisition permitted under Section 7.7(15).

                 Interest Expense shall mean all interest incurred on Debt (including obligations payable under capitalized leases attributable to interest) during the period in question.

                 Interest Period shall mean:

                 (a) with respect to any LIBOR Advance, each period commencing on the date such LIBOR Advance is made or Converted from an Advance of another Type or the last day of the next preceding Interest Period for such Advance and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as Hibbett may select as provided in Section 3.2 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any






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         day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

                 (b) with respect to any Quoted Cost of Funds Rate Advance, the period commencing on the date such Quoted Cost of Funds Rate Advance is made and ending on any Business Day up to 29 days thereafter, as Hibbett may select as provided in Section 3.2 hereof.

         Notwithstanding the foregoing: (i) if any Interest Period for any LIBOR Advance would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Advance, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any LIBOR Advance shall have a duration of less than one month and, if the Interest Period for any LIBOR Advance would otherwise be a shorter period, such Advance shall not be available hereunder for such period.

                 Letter of Credit Borrowings shall mean as of any date the maximum aggregate amount that the Lender could be required to pay under drafts that could be, or have been, properly drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

                 Letter of Credit Obligations shall mean (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and the Borrowers' other obligations under this Agreement and the Applications with respect to Letters of Credit or drawings made thereunder, including obligations with respect to all principal, interest, fees and other charges related thereto.

                 Letters of Credit shall mean all letters of credit issued on or after the Closing Date by the Lender for the account of the Borrowers or any of them under this Agreement.

                 Liabilities shall mean all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

                 LIBOR Advances shall mean Advances on which interest rates are determined on the basis of LIBOR Based Rates.

                 LIBOR-Based Rate shall mean a rate per annum equal to the LIBOR Quote plus 100 basis points.






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                 LIBOR Quote shall mean, with respect to any time at which the
         LIBOR-Based Rate is to be determined, the rate of interest determined by the Lender by reference to the Knight-Ridder Money Center reporting service or other comparable financial information reporting service at the time employed by the Lender as of 10:00 a.m. (Birmingham, Alabama time) two (2) Business Days prior to the commencement of the Interest Period, in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the Interest Period during which the LIBOR-Based Rate is to be in effect.

                 LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

                 Lien shall mean any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

                 Loan Documents shall mean this Agreement, any Assumption Agreement, the Notes, the Applications and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations.

                 Loans shall mean the aggregate outstanding amount of all Advances, Letter of Credit Borrowings and Reimbursement Obligations, and all extensions and renewals thereof.

                 Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

                 Material Adverse Change shall mean a material adverse change in the financial condition, results of operations or business of Hibbett and its Subsidiaries, taken as a whole.

                 Material Adverse Effect shall mean a material adverse effect upon (i) the financial condition, results of operations or business of Hibbett and its Subsidiaries, taken as a whole, (ii) the ability of Hibbett and the Participating Entities, taken as a whole, to perform their obligations under this Agreement or any of the other Loan Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Lender hereunder and thereunder.






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                 Material Contract shall mean any contract or agreement (i) to which Hibbett or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject and (ii) that is required to be filed as an exhibit to Hibbett's registration statements or periodic reports (including on Forms 10-Q and 10-K) submitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder, or under the Exchange Act of 1934.

                 Maximum Active Facility Amount shall mean $12,500,000.

                 Maximum Credit Amount shall mean the total of the Maximum Active Facility Amount and the Maximum Reserve Facility Amount.

                 Maximum Reserve Facility Amount shall mean $7,500,000 as such amount may be reduced from time to time pursuant to Section 2.6.

                 Notes shall have the meaning assigned to such term in Section 2.1(a) hereof.

                 Operating Lease Payments shall mean all amounts payable under any lease or rental agreement (other than obligations under capital leases) during the period in question (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

                 Opinion of Counsel shall mean a favorable written opinion of an attorney or firm of attorneys duly licensed to practice law in the jurisdiction the laws of which are applicable to the legal matters in question and who is not an employee of the Borrowers or of an Affiliate of the Borrowers.

                 Participating Entity shall mean any person that hereafter executes and delivers to the Lender an Assumption Agreement and all other documents necessary to assume joint and several liability as to the Credit Obligations.

                 PBGC shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

                 Permitted Encumbrances shall mean:

                 (1) Liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

                 (2) mechanics', materialmen's, contractors', landlords' or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or






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         that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

                 (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record that do not materially adversely affect the value or utility of the property affected thereby or the use to which such property is being put;

                 (4) Liens and other matters approved in writing by the Lender;

                 (5) Liens for purchase money obligations or capital leases provided that such Liens attach only to the property so purchased or leased;

                 (6) Liens existing on any asset prior to the acquisition thereof by a Borrower and not created in contemplation of such acquisition;

                 (7) deposits under workmen's compensation, unemployment insurance and Social Security laws;

                 (8) Liens arising out of any litigation, legal proceeding or judgment that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained, and any pledges or deposits to secure, or in lieu of, any surety, stay or appeal bond with respect to any litigation, legal proceeding or judgment;

                 (9)      the existing Liens described in Exhibit A hereto; and

                 (10) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by Liens permitted by any of the foregoing clauses (5) or (6), provided that such Debt is not increased other than by an amount equal to any reasonable financing fees and is not secured by any additional assets.

                 Permitted Investments shall mean:

                 (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

                 (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

                 (3) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;






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                 (4)      certificates of deposit issued by, or other
         interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

                 (5) commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Ratings Group, or P-1 or higher by Moody's Investors Service, Inc.;

                 (6) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

                 (7) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Ratings Group or A2 or higher or P-1 or higher by Moody's Investors Service, Inc;

                 (8) mutual funds, the stated investment policies of which require substantially all assets in such mutual funds to be invested in one or more other itemized Permitted Investments;

                 (9) investments consisting of loans and advances by any of the Borrowers to (i) the Consolidated Entities and (ii) employees for reasonable travel, relocation, business expenses and other various purposes in the ordinary course of business not exceeding $250,000 in the aggregate; and

                 (10) other investments made with the express prior written approval of the Lender.

                 person (whether or not capitalized) shall include natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

                 Plan shall mean an employee pension benefit plan as defined in
         Section 3(2) of ERISA which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and which is maintained, or contributed to, by Hibbett or any ERISA Affiliate for employees of Hibbett or any ERISA Affiliate.






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                 Prime Rate shall mean that rate of interest designated by the
         Lender from time to time as its "prime rate", it being expressly understood and agreed that its prime rate is merely an index rate used by the Lender to establish lending rates and is not necessarily the Lender's most favorable lending rate, and that changes in the Lender's prime rate are discretionary with the Lender. Any change in the Prime Rate shall be effective as of the date of such change.

                 Principal Office shall mean the principal office of the Lender located at AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203, or such other location in Jefferson County, Alabama designated by the Lender by notice to the Borrower.

                 Quarterly Payment Date shall have the meaning attributed to that term in Section 2.4.

                 Quoted Cost of Funds Rate shall mean the per annum rate of interest designated by the Lender as its quoted cost of funds determined by the Lender in its sole discretion (provided market conditions and other considerations allow the Lender to quote such rate), plus 100 basis points.

                 Quoted Cost of Funds Rate Advances shall mean Advances that bear interest at rates based upon the Quoted Cost of Funds Rate.

                 Regulatory Change shall mean on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency with respect to maintaining LIBOR Advances or establishing reserves for Letters of Credit, as the case may be.

                 Reimbursement Obligation shall mean at any time the obligation of the Borrowers with respect to any Letter of Credit to reimburse the Lender for amounts theretofore paid by the Lender pursuant to a drawing under such Letter of Credit.

                 Request for Advance or Interest Rate Election shall have the meaning attributed to that term in Section 2.2.

                 Revolving Facility shall mean the credit facility made available to the Borrower by the Lender under the terms of Article 2 in an aggregate amount of up to $20,000,000 as reduced by the Borrower pursuant to Section 2.6 hereof.






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                 Revolving Facility Obligations shall mean the outstanding
         principal amount of all Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith and all extensions and renewals thereof.

                 Segment shall mean a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

                 Solvent shall mean, as to any person, on a particular date, that such person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liability on existing debts as they become mature (including known reasonable contingencies and contingencies that should be included in notes of such person's financial statements pursuant to generally accepted accounting principles), and does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

                 Stores shall mean the existing and hereafter acquired or opened retail sporting goods stores owned and operated by the Borrowers.

                 Subsidiary shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Hibbett, and which is a Consolidated Entity.

                 Termination Date means October 31, 1999.

                 Type shall have the meaning as assigned to such term in
         Section 1.2 hereof.

         SECTION 1.2 TYPES OF ADVANCES. The "Type" of an Advance refers to whether such Advance is a Base Rate Advance, a LIBOR Advance, a Quoted Cost of Funds Rate Advance, each of which constitutes a Type.


                                   ARTICLE 2

                            REVOLVING FACILITY TERMS

         SECTION 2.1  ADVANCES.

         (a) From and after the Closing Date to (but not including) the Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Lender agrees to lend to the Borrowers, jointly and severally, and the Borrowers may borrow, repay and reborrow, an amount not exceeding the difference between (i) the Maximum Credit Amount in effect from time to time, and (ii) the sum of the then outstanding (x) Letter of Credit Borrowings and (y) Reimbursement Obligations; provided, however, that no more than seven (7) different Interest Periods may be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). All Advances made by the Lender to the Borrowers under this Agreement shall be treated as Advances under the Active Facility until the Maximum Active Facility Amount is exceeded and then as Advances under the Reserve Facility. All Advances made by the Lender to the Borrowers under this Agreement with respect to the Revolving Facility shall be evidenced by promissory notes for the Lender dated the Closing Date payable to the order of the Lender, duly executed by the Borrowers, and in the aggregate maximum principal amount of $20,000,000 (the "Notes"). The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Advance made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make, or any error by the Lender in making, any such recordation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the Notes with respect to the Advances to be evidenced by the Notes. The Advances shall bear interest as provided in Article 3 below. The unpaid principal amount of all Loans hereunder shall not exceed the Revolving Facility.

         (b) If a draft drawn under any Letter of Credit is paid by the Lender, and the Borrowers fail or refuse to reimburse the Lender for such payment, as required by Section 2.3, on or before the close of business on the next Business Day after demand is made by the Lender on the Borrowers for such reimbursement, the Borrowers hereby authorize the Lender, without the requirement of notice to the Borrowers, to satisfy the Reimbursement Obligation created by the payment of such draft by making Advances to the Borrowers under the Revolving Facility with interest at the Base Rate. Such Advances shall not be subject to the provisions of Section 2.2.

         (c) Each Participating Entity, separately and severally, hereby appoints and designates Hibbett as its agent and attorney-in-fact to act on behalf of it for all purposes of the Loan Documents. Hibbett shall have authority to exercise on behalf of each Participating Entity all rights and powers that Hibbett deems necessary, incidental or convenient in connection with the Loan Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Loan Documents, request Advances and elect interest rate options hereunder, receive all proceeds of Advances, give all notices, approvals and consents required or requested from time to time by the Lender and take any other actions and steps that each Participating Entity could take for its own account in connection with the Loan Documents from time to time, it being the intent of each Participating Entity to grant to Hibbett plenary power to act on behalf of each Participating Entity in connection with and pursuant to the Loan Documents. The appointment of Hibbett as agent and attorney-in-fact for each Participating Entity hereunder shall be coupled with an interest and be irrevocable so long as any Loan Document shall remain in effect. The Lender need not obtain each Participating Entity's consent or approval for any act taken by Hibbett pursuant to any Loan Document, and all such acts shall bind and obligate Hibbett and each Participating Entity, jointly and severally. Each Participating Entity forever waives and releases any claim (whether now or hereafter arising) against the Lender based on any claim of Hibbett's lack of authority to act on behalf of each Participating Entity in connection with the Loan Documents.

         (d) The liability of each Participating Entity with respect to the Credit Obligations shall be limited to an amount equal to the greater of (i) $1.00 less than the greatest of (A) the Participating Entity's Net Worth (as hereinafter defined) as of the end of the most recently concluded fiscal quarter of the Participating Entity ended on or prior to the date the Participating Entity became a Borrower, (B) the highest Net Worth of the Participating Entity at the end of any fiscal quarter ending after the Participating Entity became a Borrower and prior to the earlier of the date of the commencement of a case under the United States Bankruptcy Code (the "Bankruptcy Code") involving the Participating Entity or the date enforcement of this Agreement or any of the other Loan Documents is sought against the Participating Entity and (C) the Net Worth of the Participating Entity at the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Participating Entity or the date enforcement of this Agreement or any of the other Loan Documents is sought against the Participating Entity; or
(ii) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value or benefit given by the Lender, or received by the Participating Entity, in exchange for the obligations of the Participating Entity under this Agreement and the other Loan Documents. As used in this subsection 2.1(c), "Net Worth" shall mean (x) the fair value of the property of the Participating Entity from time to time (taking into consideration the value, if any, of rights of subrogation, contribution and indemnity), minus (y) the total liabilities of the Participating Entity (including contingent liabilities [discounted in appropriate instances], but excluding liabilities of the Participating Entity under this Agreement and the other Loan Documents) from time to time.

         (e) Each Initial Participating Entity (i) acknowledges that it has had full and complete access to the underlying papers relating to the Credit Obligations and all other papers executed by any person in connection with the Credit Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Loan Documents that a diligent inquiry would reveal; (iii) has adequate means to obtain from Hibbett on a continuing basis information concerning Hibbett's financial condition and is not depending on the Lender to provide such information, now or in the future; and (iv) agrees that the Lender shall not have any obligation to advise or notify it or to provide it with any data or information.

         (f) Each Initial Participating Entity hereby agrees that its obligations and liabilities with respect to the Credit Obligations are joint and several with Hibbett, continuing, absolute and unconditional (subject to the provisions of subsection (d) of this section). Without limiting the generality of the foregoing, the obligations and liabilities of each Initial Participating Entity with respect to the Credit Obligations shall not be released, discharged, impaired, modified or in any way affected by (i) the invalidity or unenforceability of any Loan Document, (ii) the failure of the Lender to give each Initial Participating Entity a copy of any notice given to Hibbett, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document, (v) any waiver of payment, performance or observance by or in favor of Hibbett of any obligation, covenant or agreement under any Loan Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Loan Document, (vii) the extension of time for payment or performance of any of the Credit Obligations,
(viii) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of each Initial Participating Entity under this Agreement, the Revolving Facility, the Notes or any other Loan Document.

         (g) None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Loan Documents or the Subrogation and Contribution Agreement referred to in subsection (h) below, by any payment made hereunder or under any of the other Loan Documents or otherwise, until all the Credit Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement under Section 9.8. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Credit Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lender and shall be paid forthwith to the Lender to be credited and applied upon the Credit Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         (h) The Borrowers will not amend or waive any provision of the Subrogation and Contribution Agreement dated the Closing Date entered into by the Borrowers nor consent to any departure from such Subrogation and Contribution Agreement, without having obtained the prior written consent of the Lender to such amendment, waiver or consent.

         (i) Each person that is to become after the Closing Date a Participating Entity shall, at the time it is to become a Participating Entity, execute and deliver to the Lender, in accordance with the provisions of Section 7.13, an Assumption Agreement in the form attached hereto as Exhibit E ("Assumption Agreement").

         SECTION 2.2  ADVANCES OF LOANS.  Except as otherwise provided in
Section 2.1(b) or except as may be consistent with the provisions of the Control Account Credit Line Service Agreement executed by the Borrowers in favor of the Lender, Advances shall be made no more frequently than once in each week, shall be in an amount not less than $250,000 and shall be in an integral multiple of $50,000. Each request for an Advance must be received by the Lender not later than (x) 11:00 a.m., Birmingham, Alabama time, at least three Business Days prior to the date of any LIBOR Advance and (y) 11:30 a.m., Birmingham, Alabama time, on the day which such Advance is to be made in the case of a Base Rate Advance or Quoted Cost of Funds Rate Advance. Each request for an Advance shall be in the form attached hereto as Exhibit B ("Request for Advance or Interest Rate Election") and shall specify the amount of the Advance requested, the date as of which the Advance is to be made, the amount of the Advance, if any, attributed to the Reserve Facility and shall provide the interest rate information called for in Section 3.2. The Lender shall accept from the Borrowers telephonic requests for Advances without requiring the submission of a Request for Advances or Interest Rate Election form. Any request for Advances not made in writing shall be promptly confirmed in writing. Not later than

1:00 P.M. Birmingham, Alabama time, on the date specified for each Advance hereunder, the Lender shall make available the amount of the Advance to be made by it on such date to the Borrowers by depositing the proceeds thereof into an account with the Lender in the name of the Borrowers. The Lender's obligation to make Advances shall terminate, if not sooner terminated pursuant to other provisions of this Agreement, on the Termination Date. The Lender shall have no obligation to make Advances if a Default has occurred and is continuing. Each Request for Advance or Interest Rate Election, whether submitted under this Section 2.2 in connection with a requested Advance or under Section 3.2 in connection with an interest rate election, shall be signed by an officer of Hibbett designated as authorized to sign and submit Request for Advance or Interest Rate Election forms in the documents submitted to the Lender pursuant to Section 6.3 below. Hibbett may, from time to time, by notice to the Lender, terminate the authority of any person to submit Request for Advance or Interest Rate Election forms and designate new or additional persons to so act by delivering to the Lender a certificate of the Secretary or Assistant Secretary of Hibbett certifying the incumbency and specimen signature of each such person. The Lender shall be entitled to rely conclusively upon the authority of any person so designated by Hibbett.

         SECTION 2.3  LETTER OF CREDIT BORROWINGS.

         (a) From and after the Closing Date to and including thirty (30) Business Days prior to the Termination Date, the Lender shall, upon the terms and subject to the conditions of this Agreement, issue Letters of Credit from time to time for the account of the Borrowers in such amounts as may be requested by the Borrowers, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to (i) the then outstanding Reimbursement Obligations plus (ii) the then outstanding Advances, would not exceed the Maximum Credit Amount then in effect; provided, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed $5,000,000.

         (b) Each request by the Borrowers for the issuance of a Letter of Credit (an "Application") shall be submitted to the Lender by Hibbett, on behalf of itself and each Participating Entity, at least five Business Days prior to the date the Letter of Credit is to be issued, shall be on the Lender's then standard application form for letters of credit, shall obligate the Borrowers to reimburse the Lender on demand for any amounts drawn under a Letter of Credit and such other sums as may be provided for therein, and shall be executed by a duly authorized officer of Hibbett, on behalf of itself and each Participating Entity. In the event of any conflict between the provisions of any Application and the provisions of this Agreement, the provisions of this Agreement shall govern.

         (c) Each Letter of Credit shall (i) be a letter of credit issued in the ordinary course of the business of the Borrowers; (ii) expire by its terms on a date not later than thirty (30) Business Days prior to the Termination Date; (iii) be in an amount that complies with paragraph (a) of this Section 2.3; and (iv) contain such further provisions and conditions as are standard and reasonable for ordinary irrevocable letters of credit and as may be requested by Hibbett, on behalf of itself and each Participating Entity, and reasonably satisfactory to the Lender.

         (d) The Borrowers shall pay to the Lender a letter of credit fee payable on each Quarterly Payment Date in arrears equal to the rate of one percent (1%) per annum times the average daily aggregate amount of Letter of Credit Borrowings outstanding from time to time during the most recently ended calendar quarter.

         The Borrowers acknowledge that the Lender as issuer of the Letters of Credit will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit. The Borrowers agree to reimburse the Lender promptly for all additional costs incurred by reason of any Regulatory Change that the Lender may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrowers that other interest and fees payable under this Agreement do not include compensation of the Lender for such reserves.
The Lender shall furnish to the Borrowers, at the time of its demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent demonstrable error, provided that such computations are made on a reasonable basis.

         The Borrowers shall pay to the Lender administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Lender and the Borrowers shall agree from time to time.

         (e) If a draft drawn under a Letter of Credit is presented to the Lender and the Lender honors such draft, the Borrowers shall, promptly upon demand of the Lender therefor and no later than the Business Day following the date of such demand, reimburse the Lender for the amount of such draft, with interest thereon (i) from the date such draft is honored by the Lender to but not including the date the Lender makes demand on the Borrowers for reimbursement, at the applicable Federal Funds Effective Rate and (ii) if the Borrowers do not reimburse the Lender on the date such demand is made, from the date on which such demand is made to, but not including, the date of reimbursement by the Borrowers to the Lender, at the Base Rate then in effect.

         SECTION 2.4 PAYMENTS. All interest accrued on Advances and Reimbursement Obligations subject to the Base Rate and Quoted Cost of Funds Rate shall be payable on the first day of each successive January, April, July and October (each, a "Quarterly Payment Date"), commencing on January 1, 1997 and upon payment in full of such Advances and Reimbursement Obligations. All interest accrued on each LIBOR Advance having an Interest Period of three months or less shall be payable at the end of the applicable Interest Period then in effect. All interest accrued on each LIBOR Advance having an Interest Period of greater than three months shall be payable (a) on the date that is three months after the initial date of the Interest Period applicable to such LIBOR Advance and (b) the last day of the Interest Period applicable to such LIBOR Advance. The principal amount of Advances and Reimbursement Obligations, together with accrued interest thereon, shall be due on the Termination Date. All payments of Credit Obligations shall be payable to the Lender on or before 10:00 a.m. Birmingham, Alabama time on the date when due, at the Principal Office in Dollars and in immediately available funds free and clear of all rights of set-off or counterclaim. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that, in the case of LIBOR Advances, if the next succeeding Business Day falls in another calendar month, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts. Payments received by the Lender shall be applied first to expenses, fees and charges, then to accrued interest and finally to principal.

         SECTION 2.5  PREPAYMENT.

         (a) The Borrowers may at any time prepay all or any part of the Advances, without premium or penalty (except as set forth below); provided, however, that no Fixed Rate Segment may be prepaid during an Interest Period unless the Borrowers shall pay to the Lender the amounts required by Section
4.5 hereof. The Borrowers shall pay, on the date of prepayment, all interest accrued to the date of prepayment on any amount prepaid.

         (b) If at any time the principal amount of the Advances, together with the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations, is greater than the Maximum Credit Amount then in effect, the Borrower shall immediately make a prepayment (notwithstanding the provisions of clause (a) of this section, but subject to the provisions of
Section 4.5) on the Advances equal to the difference between (a) said aggregate principal amount of the Advances plus the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations and (b) the Maximum Credit Amount.

         SECTION 2.6 REDUCTION IN RESERVE FACILITY. The Borrowers shall have the right from time to time upon not less than three (3) Business Days' notice to the Lender, to reduce the amount of the Reserve Facility. Each such reduction shall be in the aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000, and shall permanently reduce the Reserve Facility Credit Amount. Any such reduction resulting in payment of a Fixed Rate Segment other than on the last day of the respective Interest Period shall be permitted subject to the provisions of Section 4.5. Each reduction of the Reserve Facility shall be accompanied by payment of the Loans to the extent that the principal amount of the Advances plus the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations exceed the Reserve Facility after giving effect to such reductions together with accrued and unpaid interest on the amounts prepaid.

         SECTION 2.7  AVAILABILITY FEE.

         (a) Until the first day that the sum of the principal amount of the Advances plus the then outstanding Letter of Credit Borrowings and Reimbursement Obligations exceeds the Maximum Active Facility Amount (the "Usage of the Reserve Facility"), the Borrowers shall pay to the Lender, for each day, an availability fee (the "Active Facility Availability Fee") that begins to accrue on the Closing Date and shall be computed at the rate of one-quarter of one percent (.25%) per annum times the difference on such day between (1) the Maximum Active Facility Amount and (2) the sum of (x) the aggregate outstanding principal amount of the Advances made by the Lender, (y) the outstanding Letter of Credit Borrowings and (z) the outstanding Reimbursement Obligations on such day. The Active Facility Availability Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing on January 1, 1997. The Active Facility Availability Fee shall not be refundable under any circumstances and shall be calculated on an Actual/360 Basis.

         (b) The Borrowers shall pay to the Lender, for each day, an additional availability fee (the "Reserve Facility Availability Fee") that begins to accrue on the Closing Date and shall be computed at the rate of one-eighth of one percent (.125%) per annum times the difference on such day between (1) the Maximum Reserve Facility Amount and (2) the greatest amount, if any, of Usage of the Reserve Facility on such or any previous day. The Reserve Facility Availability Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing on January 1, 1997. The Reserve Facility Availability Fee shall not be refundable under any circumstances and shall be calculated on an Actual/360 Basis.

         (c) If on any day there is a Usage of the Reserve Facility, the Borrowers shall pay to the Lender on the fifth Business Day thereafter an activation fee (the "Activation Fee") that shall be computed at the rate of one eighth of one percent (.125%) of the amount of usage of the Reserve Facility that exceeds the greatest previous amount, if any, of usage of the Reserve Facility on any previous day; provided that in the case of any usage of the Reserve Facility before the first anniversary of the Closing Date the Activation Fee payable shall be an adjusted amount equal to the Activation Fee otherwise determined multiplied by a fraction, the numerator of which is the number of days since the Closing Date and the denominator of which is 360. The Activation Fee shall not be refundable under any circumstances and shall be calculated on an Actual 360/Basis.

         (d) On and after the first day on which there is any Usage of the Reserve Facility, the Borrowers shall pay to the Lender, for each day, an availability fee that shall be computed at the rate of one-quarter of one percent (.25%) per annum times the difference on such day between (1) the highest amount that has ever been outstanding at any time under the Revolving Facility and (2) the sum of (x) the aggregate outstanding principal amount of the Advances made by the Lender, (y) the outstanding Letter of Credit Borrowings and (z) the outstanding Reimbursement Obligations. This fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date, commencing on the first Quarterly Payment Date following the calendar quarter in which there is first Usage of the Reserve Facility. This fee shall not be refundable under any circumstances and shall be calculated on an Actual 360/Basis.


                                   ARTICLE 3

                               INTEREST ON LOANS

         SECTION 3.1 APPLICABLE INTEREST RATES. The Borrowers shall have the option to elect to have any Segment bear interest at the Base Rate, the Quoted Cost of Funds Rate or at the LIBOR-Based Rate. For any period of time and for any Segment with respect to which the Borrowers do not elect another interest rate, such Segment shall bear interest at the Base Rate.

The Borrowers' right to elect a LIBOR-Based Rate for a Segment shall be subject to the following requirements: (a) each Segment shall be in the amount of $100,000 or more and in an integral multiple thereof, (b) each such Segment shall have a maturity selected by the Borrower of one, two, three or six months and (c) no more than seven Segments may be outstanding at any time; provided, however, that no such Segment shall have a maturity date later than the Termination Date. The Borrowers' right to elect a Quoted Cost of Funds Rate for a Segment shall be subject to the following requirements: (a) each Segment shall be in the amount of $50,000 or more and in an integral multiple thereof,
(b) each Segment shall have a maturity selected by the Borrower of from one to twenty-nine days, (c) no more than four Segments may be outstanding at any time, and (d) no Segment may have a maturity date later than the Termination Date.

         SECTION 3.2 PROCEDURE FOR EXERCISING INTEREST RATE OPTIONS. Hibbett, on behalf of itself and each Participating Entity, may elect to have a particular interest rate apply to a Segment by notifying the Lender in writing not later than 11:00 a.m., Birmingham, Alabama time, three (3) Business Days prior to the effective date on which any LIBOR-Based Rate is to become applicable or not later than 9:00 a.m., Birmingham, Alabama time, on the same day on which a requested Base Rate or Quoted Cost of Funds Rate is to become applicable. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as Exhibit B and shall set forth the following: (a) the amount of the Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, (c) whether the interest rate selected is the Base Rate, Quoted Cost of Funds Rate or a LIBOR-Based Rate and (d) if the interest rate selected is a LIBOR-Based Rate or Quoted Cost of Funds Rate, the maturity selected for the Interest Period. The Lender shall accept from the Borrowers telephonic requests to have a particular rate applied to a Segment without requiring the submission of a Request for Advances or Interest Rate Election form. Any request to have a particular rate applied to a Segment not made in writing shall be promptly confirmed in writing. On the second Business Day preceding the Business Day that a requested LIBOR-Based Rate is to become applicable or on the same day that a requested Quoted Cost of Funds Rate is to become applicable, the Lender shall notify Hibbett by telephone or by facsimile transmission of the applicable LIBOR-Based Rate or Quoted Cost of Funds Rate, as the case may be, by 11:00 a.m., Birmingham, Alabama time, or as earlier on that day as may be practical in the circumstances. The Lender shall not be required to provide a LIBOR-Based Rate on any day on which a LIBOR Quote is not available. If Hibbett does not accept any Quoted Cost of Funds Rate quoted by the Lender within 15 minutes of it being provided by the Lender, the Lender may, in view of changing market conditions, revise the Quoted Cost of Funds Rate at any time. No Quoted Cost of Funds Rate shall be effective until mutually agreed upon by Hibbett and the Lender. If the Lender and Hibbett attempt to agree on the Quoted Cost of Funds Rate but fail so to agree, or if there is any uncertainty as to whether or not the Lender and Hibbett have agreed upon the Quoted Cost of Funds Rate, interest shall accrue on the Segment for which the Quoted Cost of Funds Rate has been selected at the then applicable Base Rate.

         SECTION 3.3 BASE RATE. Each Segment subject to the Base Rate shall bear interest from the date the Base Rate becomes applicable thereto until payment in full, or until a LIBOR-

Based Rate or Quoted Cost of Funds Rate is selected by the Borrowers and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actual/360 Basis. Any change in the Base Rate shall take effect on the effective date of such change in the Base Rate designated by the Lender, without notice to the Borrowers and without any further action by the Lender. Notwithstanding the foregoing, for the purpose of enabling the Lender to send periodic billing statements in advance of each interest payment date reflecting the amount of interest payable on such interest payment date, the Base Rate, in effect 15 days prior to each interest payment date shall be deemed to be the Base Rate, as continuing in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Lender elects to use the Base Rate, 15 days prior to the interest payment date for billing purposes, and if the Base Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from, as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the Termination Date or upon full prepayment of the Credit Obligations, all changes in the Base Rate occurring on or prior to the day before the Termination Date or the date of such full prepayment shall be taken into account.

         SECTION 3.4  LIBOR-BASED RATE/QUOTED COST OF FUNDS RATE.

         (a) Each Segment subject to the LIBOR-Based Rate shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such Segment at the LIBOR-Based Rate on an Actual/360 Basis.

         (b) Each Segment subject to the Quoted Cost of Funds Rate shall bear interest from the date the Quoted Cost of Funds Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such Segment at the Quoted Cost of Funds Rate on an Actual/360 Basis.

         SECTION 3.5 POST MATURITY INTEREST. Upon and after the occurrence of any Event of Default, the outstanding principal amount of all Advances and Reimbursement Obligations and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Advances and Reimbursement Obligations (or, in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Advances); provided that, in the case of Advances subject to a Fixed Rate, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Advances subject to a Fixed Rate shall thereupon become Base Rate Advances and thereafter bear interest payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this

Agreement for Base Rate Advances. The payment or acceptance of the increased rate provided by this Section 3.5 shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Lender. Interest on all Advances and Reimbursement Obligations shall be calculated on an Actual/360 Basis.


                                   ARTICLE 4

              TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

         SECTION 4.1  ADDITIONAL COSTS.

         (a) The Borrowers shall pay directly to the Lender from time to time such amounts as the Lender may determine in good faith to be necessary to compensate it for any costs which the Lender determines are attributable to its making or maintaining any LIBOR Advance or its obligation to make any LIBOR Advances hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

                          (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or its Notes in respect of any of such Advances (other than taxes imposed on or measured by the overall net income of the Lender or of its Principal Office for any of such Advances by the jurisdiction in which the Lender has its Principal Office);

                          (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender including any change in the LIBOR Reserve Requirement; or

                          (iii) imposes any other condition affecting the interests of the Lender under this Agreement or its LIBOR Advances to the Borrowers.

         If the Lender requests compensation from the Borrowers in writing under this Section 4.1(a), the Borrowers may, by notice to the Lender, (i) suspend the obligation of the Lender to make or continue LIBOR Advances until the regulatory change giving rise to such request ceases to be in effect or
(ii) require the Lender to designate another of its existing facilities as the Principal Office for making LIBOR Advances or take other reasonable action if such designation or other action would avoid the need for, or reduce the amount of, compensation pursuant to this Section 4.1(a) and would not in the Lender's good faith judgment be disadvantageous to the Lender. Any amounts due under this Section 4.1(a) as a result of a change in the LIBOR Reserve Requirement shall only be payable by the Borrowers to the extent the Lender incurs actual costs associated with any such change.

         (b) Without limiting the effect of the foregoing provisions of this Section 4.1 (but without duplication), the Borrowers shall pay directly to the Lender from time to time on written request such amounts as the Lender may determine in good faith to be necessary to compensate the Lender for any increased costs which it determines are attributable to the maintenance by the Lender of capital in respect of its Loans pursuant to any Regulatory Change or implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), such compensation to include an amount equal to any reduction of the rate of return on assets or equity of the Lender to a level below that which the Lender could have achieved but for such Regulatory Change. For purposes of this Section 4.1(b), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented in effect from time to time or any replacement thereof.

         (c) The Lender shall notify Hibbett of any event occurring after the Closing Date that will entitle the Lender to compensation under Section 4.1(a) or (c) as promptly as practicable, but in any event within 45 days after the Lender obtains actual knowledge thereof; provided however, that if the Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, the Lender shall, with respect to compensation payable pursuant to this Section 4.1 in respect of any costs resulting from such event, only be entitled to payment under this Section 4.1 for costs incurred from and after the date 45 days prior to the date that the Lender does give such notice. The Lender will furnish to Hibbett a certificate setting forth in reasonable detail the basis and amount of each request by the Lender for compensation under Section 4.1(a) or (b) and such compensation shall be due five Business Days from the date Hibbett receives such certificate. Determinations and allocations by the Lender for purposes of this Section 4.1 of the effect of any regulatory change pursuant to Section 4.1(a) or (b), of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate the Lender under this Section 4.1, shall be made in a manner consistent with that applied by the Lender in similar contexts and shall be conclusive in the absence of demonstrable error.

         SECTION 4.2 LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if on or prior to the determination of any LIBOR-Based Rate for any Interest Period:

         (a) the Lender determines in good faith (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR-Based Rate are not being provided by the financial reporting service used by the Lender in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Advances as provided herein; or

         (b) if the Lender determines in good faith (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR-Based Rate in this Agreement upon the basis of which the rate of interest for LIBOR Advances for such Interest Period is to be determined are not likely to adequately cover the cost to the Lender of making or maintaining LIBOR Advances for such Interest Period;

then the Lender shall give Hibbett notice thereof, and so long as such condition remains in effect, the Lender shall be under no obligation to make additional LIBOR Advances, and the Borrower shall, on the last day(s) of the then-current Interest Period(s) for the outstanding LIBOR Advances, either prepay such Advances or convert such Advances into Base Rate Advances.

         SECTION 4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender to honor its obligation to make or maintain LIBOR Advances hereunder, then the Lender shall promptly notify Hibbett and the Lender's obligation to make LIBOR Advances shall be suspended until such time as the Lender may again make and maintain LIBOR Advances.

         SECTION 4.4  TREATMENT OF AFFECTED LOANS.

         If the obligation of the Lender to make LIBOR Advances shall be suspended pursuant to Sections 4.1 or 4.3, the Lender's LIBOR Advances shall be automatically converted into Base Rate Advances on the last day(s) of the then-current Interest Period(s) for such outstanding Advances (or, in the case of a conversion pursuant to Section 4.3 that is legally required to be made immediately, on such earlier date as the Lender may specify to Hibbett) and, unless and until the Lender gives notice as provided below that the circumstances specified in Sections 4.1 or 4.3 which gave rise to such conversion no longer exist to the extent that the Lender's LIBOR Advances have been so converted, all payments and prepayments of principal which would otherwise be applied to the Lender's LIBOR Advances shall be applied instead to its Base Rate Advances.

         SECTION 4.5 COMPENSATION. The Borrowers shall pay to the Lender five Business Days after Hibbett receives the certificate referred to herein, such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense which the Lender determines in good faith is attributable to:

         (a) any payment, prepayment or conversion of a LIBOR Advance by the Borrowers for any reason on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrowers for any reason to borrow a LIBOR Advance (other than a refusal by the Lender to make such a LIBOR Advance pursuant to this Article 4) from the Lender on the date for such borrowing specified in the relevant Request for Advance or Interest Rate Election.

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the then-current Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the amount of interest which would otherwise have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as determined in good faith by the Lender); provided that such compensation shall not include loss of margin for the period after any payment, prepayment, conversion or failure to borrow described in Sections 4.5(a) or (b).

         SECTION 4.6  TAXES.

         (a) Any and all payments by the Borrowers hereunder shall be paid (except to the extent required by law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes based on net income imposed on the Lender by the United States or the jurisdiction (or any political subdivision thereof) in which the Lender has its Principal Office (all such nonexcluded taxes, levies, imposts deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable by the Borrowers shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deduction, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or an other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrowers will indemnify the Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.6) paid by the Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within five Business Days after the date of receipt of a written demand therefor from the Lender.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to the Lender, the Borrowers will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

         (e) The Lender claiming any additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrowers if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of the Lender, be otherwise disadvantageous to the Lender. To the extent the Lender shall receive a refund of all or a portion of the additional amounts payable pursuant to this Section 4.6, the Lender shall promptly notify and refund to the Borrowers the amount of such refund.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers, jointly and severally, represents and warrants to the Lender as follows:

         SECTION 5.1 ORGANIZATION POWERS, EXISTENCE, ETC. (a) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) are duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) have the corporate power and authority to own its properties and assets and to carry on its business as now being conducted, (c) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) have the corporate power to execute, deliver and perform the Loan Documents to which they are a party, (d) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) are duly qualified to do business in each state with respect to which the failure to be so qualified would have a Material Adverse Effect and (e) except as set forth in Exhibit D hereto, Hibbett and each Consolidated Entity has not done business under any other name, trade name or otherwise within the five years immediately preceding the Closing Date.

         SECTION 5.2 AUTHORIZATION OF BORROWING, ETC. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate action and (b) will not violate any Governmental Requirement, the certificate of incorporation or bylaws of Hibbett or any Consolidated Entity, or any Material Contract to which Hibbett or any Consolidated Entity is a party, or by which Hibbett or any Consolidated Entity or any of their properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such Material Contract.

         SECTION 5.3 LIABILITIES. Hibbett has furnished to the Lender a copy of the audited consolidated balance sheet of Hibbett and the Consolidated Entities dated as of February 3, 1996 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of fiscal year 1995 and the unaudited consolidated balance sheet of Hibbett and the Consolidated Entities dated as of August 3, 1996 and the related statements of income and cash flow for the seven month period then ended. Such financial statements were prepared in conformity with generally accepted accounting principles consistently applied throughout the period involved (subject, with respect to the unaudited financial statements, to the absence of notes required by generally accepted accounting principles and to normal year-end audit adjustments), are in accordance with the books and records of Hibbett and the Consolidated Entities in all material respects, are correct and complete in all material respects and present fairly the financial condition of Hibbett and the Consolidated Entities as of the date of such financial statements, and, since the date of such financial statements, no material adverse change in the financial condition, business or results of operations of Hibbett and the Consolidated Entities, taken as a whole, has occurred. Neither Hibbett nor any Consolidated Entity has any Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, that are material in amount other than the Liabilities reflected in such balance sheet and the notes thereto.

         SECTION 5.4 TAXES. Hibbett and each Consolidated Entity has filed or caused to be filed all federal, state and local tax returns that are required to be filed (other than such state or local tax returns and reports the failure to file which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect), and has paid all taxes as shown on said returns or on any assessment received by Hibbett or any Consolidated Entity to the extent that such taxes have become due, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Borrowers have reserves which are believed by the officers of the Borrowers to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         SECTION 5.5 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened against or affecting Hibbett or any Consolidated Entity, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the reasonable likelihood of any judgment or liability that may result in a Material Adverse Change; and neither Hibbett nor any Consolidated Entity is in default with respect to any material Governmental Requirement which default could reasonably be likely to have a Material Adverse Effect.

         SECTION 5.6 AGREEMENTS. Neither Hibbett nor any Consolidated Entity is in default in the performance, observance or fulfillment of any of the obligations contained in any Material Contract to which it is a party, which default could reasonably be likely to have a Material Adverse Effect.

         SECTION 5.7 USE OF PROCEEDS. None of the Borrowers intends to use any part of the proceeds of Advances for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

         SECTION 5.8 ERISA. Neither Hibbett nor any ERISA Affiliate maintains or contributes to, or has within the preceding five years maintained or contributed to, any Plan that is a Plan subject to Title IV of ERISA.

         SECTION 5.9 SUBSIDIARIES. As of the Closing Date, Hibbett has no Subsidiaries other than the Initial Participating Entities. The Participating Entities have no direct or indirect equity ownership in any other person other than other Subsidiaries of Hibbett. Hibbett's ownership interest in each Participating Entity is free and clear of all Liens, warrants, options, rights to purchase and other interests of any person. All capital stock of the Participating Entity has been duly authorized and validly issued and is fully paid and non-assessable.

         SECTION 5.10  ENVIRONMENTAL LAWS.

         (a) To the best knowledge of the Borrowers, all properties owned or used by the Borrowers, while under the custody, care and control of the Borrowers, have been maintained in compliance in all material respects with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, including the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Water Drinking Act (42 U.S.C.
Section 300(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.) and Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) ("CERCLA").

         (b) The Borrowers have not received any material written notification from any Governmental Authority with respect to current, existing violations of any of the laws enumerated in clause (a) above, or pursuant to any of their respective implementing regulations or state analogues to such laws or regulations.

         (c) To the best knowledge of the Borrowers, there has not been, at any location owned or used by the Borrowers, any "Release" (as defined in Section 101(22) of CERCLA) by the Borrowers, anyone within the Borrowers' control, or any other person, of any Hazardous Materials.

         (d) To the best knowledge of the Borrowers, the Borrowers have not sent or arranged for the transportation or disposal of Hazardous Materials or wastes to a site which, pursuant to CERCLA or any similar state law (i) has been placed, or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

         SECTION 5.11 DISCLOSURE. No financial statement, document, certificate or other written communication furnished to the Lender by or on behalf of the Borrowers in connection with any Loan Document contained when so furnished any statement of a material fact that was untrue in any material respect.

         SECTION 5.12 LICENSES. All material licenses, permits, accreditations and approvals required by all Governmental Authorities necessary in order for each Store to be operated for its intended purpose have been obtained and are in full force and effect, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         SECTION 5.13 TITLE TO PROPERTIES. As of the Closing Date, the Borrowers have good and marketable title to all their properties and assets reflected on the balance sheet referred to in Section 5.3 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of the Loan Documents.

         SECTION 5.14 ENFORCEABILITY. This Agreement and each of the other Loan Documents, when duly executed and delivered by the Borrowers, as appropriate, in accordance with the provisions of this Agreement, will constitute the legal, valid and binding, joint and several, obligations of the Borrowers, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally.

         SECTION 5.15 CONSENTS, REGISTRATIONS, APPROVALS, ETC. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the other Loan Documents, or the borrowings under this Agreement, by the Borrowers.

         SECTION 5.16 SOLVENCY. Hibbett is Solvent, and Hibbett will not, as a result of the transactions provided for herein (i) become not Solvent, (ii) be left with unreasonably small capital, (iii) incur debts beyond its ability to pay them as they mature or (iv) have Liabilities (including reasonable contingencies) in excess of the fair saleable value of its assets.


                                   ARTICLE 6

                         GENERAL CONDITIONS OF LENDING

         The Lender's obligation to make each Advance and to issue each Letter of Credit hereunder is subject to the following conditions precedent:

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES. On the date of each Advance or issuance of a Letter of Credit hereunder, the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on the date of the Advance or issuance of the Letter of Credit, as the case may be (or in the case of any such representation and warranty made as of a particular date, as of such particular date), except to the extent previously fulfilled in accordance with the terms hereof, subsequently inapplicable, or modified as a result of activities of the Borrowers, or any of them. The borrowing of each Advance or obtaining of each Letter of Credit shall constitute a representation and warranty by the Borrowers to the Lender that no material adverse change in the financial condition of Hibbett and the Consolidated Entities, on a consolidated basis, as reflected in the financial statements delivered to the Lender pursuant to
Section 5.3 has occurred since the date of such financial statements.

         SECTION 6.2 NO DEFAULT. On the date of each Advance hereunder and on the date of the issuance of each Letter of Credit, the Borrowers shall be in compliance with all the terms and conditions set forth in this Agreement on their part to be observed or performed, and no Default shall have occurred and be continuing. The borrowing of each Advance or obtaining of each Letter of Credit shall constitute a representation and warranty by the Borrowers to the Lender that no Default has occurred and is continuing.

         SECTION 6.3  SUPPORTING DOCUMENTS.

         (a) The Lender shall have also received on the Closing Date (i) a copy of resolutions of the Board of Directors of each of the Borrowers, certified as in full force and effect on such date by the Secretary or Assistant Secretary of the respective Borrower, authorizing the execution, delivery and performance of the Loan Documents and authorizing designated officers of the Borrowers to execute and deliver the Loan Documents on behalf of the Borrowers, and with respect to Hibbett, to execute and deliver to the Lender a Request for Advance or Interest Rate Election or Application forms;
(ii) a certificate of the Secretary or Assistant Secretary of each of the Borrowers, dated such date, certifying that (A) an attached copy of the Certificate of Incorporation and bylaws of such Borrower as true and correct as of such date, (B) that the Certificate of Incorporation and Bylaws of such Borrower has not been amended since the date of the last amendment attached thereto and (c) the incumbency and specimen signatures of the designated officers referred to in clause (i) above; (iii) an Opinion of Counsel to the Borrowers in the form required by the Lender and its counsel; and (iv) such additional supporting documents as the Lender or its counsel may reasonably request.

         (b) The Lender shall also have received on or before any date after the Closing Date on which a person becomes a Participating Entity (i) a copy of resolutions of the Board of Directors and, if necessary, the shareholders, partners or members of such person certified as in full force and effect on the date thereof by the Secretary or Assistant Secretary of such person, authorizing such person's execution, delivery and performance of, the Loan Documents and all other agreements and instruments that this Agreement requires to be executed, delivered and performed by such person; (ii) a copy of the organizational documents of such person, certified as true and correct on and as of the date on which Loan Documents are executed and delivered by such person; (iii) certificates of good standing with respect to such person from the appropriate Governmental Authorities in the jurisdiction under the laws of which such person is incorporated or formed; (iv) an Opinion of Counsel to such person consistent with the form of the Opinions of Counsel to the Borrowers delivered pursuant to subsection (a) of this Section 6.3 (with such changes therein as are appropriate in the circumstances) as to the execution and delivery by such person of the Loan Documents and other matters related thereto; (v) fully executed copies of all Loan Documents that this Agreement requires to be executed or delivered (or both) by such person (including a fully executed Assumption Agreement); and (vi) such additional supporting documents as the Lender or its counsel may reasonably request.

         SECTION 6.4 INITIAL PUBLIC OFFERING. Hibbett shall have consummated its initial public offering of its common stock with the cash proceeds (net of underwriting discounts and commissions and all other costs and expenses associated therewith) received by Hibbett from such public offering being not less than $22,500,000.


                                   ARTICLE 7

                       GENERAL COVENANTS OF THE BORROWERS

         From the Closing Date until payment in full of the Credit Obligations and the termination of the Revolving Facility, the Borrowers, jointly and severally, covenant and agree that:

         SECTION 7.1 EXISTENCE, PROPERTIES, ETC. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each other Consolidated Entity (other than Immaterial Subsidiaries) to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all Governmental Requirements applicable to it except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect or as otherwise permitted by clause (i) of
Section 7.7(6) and (b) at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect.

         SECTION 7.2 PAYMENT OF INDEBTEDNESS, TAXES, ETC. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each Consolidated Entity to, (a) pay its indebtedness and obligations in accordance with its terms except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien upon such properties or any part thereof except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect; provided, however, that Hibbett and the other Consolidated Entities shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof is being duly contested in good faith by appropriate proceedings and Hibbett and the

Consolidated Entities shall maintain adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

         SECTION 7.3 FINANCIAL STATEMENTS, REPORTS, ETC. The Borrowers shall deliver or cause to be delivered to the Lender:

                 (1) Not later than 50 days after the end of each first, second and third fiscal quarter, a copy of Hibbett's 10-Q as filed with the Securities and Exchange Commission or if such filing is no longer required, a balance sheet and a statement of revenues and expenses of Hibbett and its Consolidated Entities on a consolidated basis and a statement of cash flow of Hibbett and its Consolidated Entitles on a consolidated basis for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter (in sufficient detail to indicate Hibbett's and each Consolidated Entity's compliance with the financial covenants set forth in Section 7.7), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the president or chief financial officer of Hibbett; each certificate provided pursuant to this clause (1) shall state that, except as disclosed in such certificate no Default has occurred and is continuing as of such date or, if such certificate discloses that a Default has occurred and is continuing as of such date, such certificate shall describe such Default in reasonable detail and state what action, if any, the Borrowers are taking or propose to take with respect thereto.

                 (2) Not later than 100 days after the end of each fiscal year, a copy of Hibbett's 10-K as filed with the Securities and Exchange Commission or if such filing is no longer required, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of Hibbett and its Consolidated Entities on a consolidated and for such fiscal year (in sufficient detail to indicate Hibbett's and each Consolidated Entity's compliance with the financial covenants set forth in this Article 7), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants of recognized national standing, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (C) present fairly the financial condition and results of operations of Hibbett and its Consolidated Entities for the periods covered.

                 (3) Together with the financial statements required by paragraphs (1) and (2) above a compliance certificate duly executed by the president or chief financial officer of Hibbett in the form of Exhibit C attached hereto ("Compliance Certificate").

                 (4) Promptly upon receipt thereof, copies of all management or similar letters submitted to the Borrowers or any Consolidated Entity by independent accountants in connection with any annual or interim audit of the books of the Borrowers or any Consolidated Entity made by such accountants.

                 (5) After the filing or receiving thereof, copies of all material reports and notices that any Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

                 (6) As soon as practicable, such other information regarding the business affairs, financial condition or operations of the Borrower or its Consolidated Entities as the Lender shall reasonably request from time to time or at any time.

         The Lender shall have no obligation to make Advances or issue Letters of Credit at any time at which the Borrowers or any of them is delinquent in the preparation and delivery of any of the items described above, whether or not such delinquency constitutes an Event of Default.

         SECTION 7.4 LITIGATION NOTICE. Each of the Borrowers shall, promptly after the same shall have become known to any officer of such Borrower, notify the Lender in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect.

         SECTION 7.5 DEFAULT NOTICE. Hibbett shall promptly give notice in writing to the Lender of the occurrence of any Default, together with a written statement of the chief executive officer or chief financial officer of Hibbett setting forth the nature and period of existence thereof and the action that the Borrowers have taken and propose to take with respect thereto.

         SECTION 7.6 INSURANCE. The Borrowers shall and (to the extent of their right to do so) shall cause each of the Consolidated Entities to keep at all times their insurable properties adequately insured with reputable insurers and maintain in force, and pay all premiums and costs related to (a) insurance on such properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business of comparable size,
(b) necessary workman's compensation insurance and (c) such other insurance (including liability insurance) as may be required by applicable Governmental Requirements or as may otherwise be customarily maintained by companies in the same or a similar business of comparable size.

         SECTION 7.7 COVENANTS REGARDING FINANCIAL CONDITION. Except as otherwise expressly provided in this Section 7.7, Hibbett shall also cause and require each of the Consolidated Entities to observe and perform each of the covenants and agreements of this section to be observed and performed by the Borrowers or any of them, whether or not a specific reference is made to the Consolidated Entities in each such covenant.

         The Borrowers, jointly and severally, covenant and agree that:

                 (1) Fixed Charges Coverage Ratio. The ratio of (A) EBITDAR for any consecutive four quarter period to (B) the sum of (i) Interest Expense, Operating Lease Payments, all income taxes (but only to the extent actually paid during such period), dividends (but only to the extent actually paid during such period) and (ii) Current Maturities of Hibbett and the Consolidated Entities on a consolidated basis at the end of such period shall not be less than 1.25 to 1.0 at any time.

                 (2) Funded Debt to EBITDA Ratio. The ratio of Funded Debt on the last day of any consecutive four quarter period to EBITDA for such period shall not be greater than 2.0 to 1.0.

                 (3) Capital Expenditures. Hibbett and the Consolidated Entities on a consolidated basis will not make in the aggregate in any consecutive four fiscal quarters Capital Expenditures (net of landlord allowances, proceeds of asset sales and casualty insurance proceeds) that exceed $10,000,000.

                 (4) Investment and Loans. Hibbett and the Consolidated Entities on a consolidated basis will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may acquire and continue to hold (A) all stock of and own interests in the persons that constitute or, after giving effect to such purchase, will constitute Consolidated Entities; and (B) Permitted Investments.

                 (5) Disposition of Assets. Hibbett and the Consolidated Entities on a consolidated basis will not without the consent of the Lender, sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets.

                 (6) Consolidation or Merger. Hibbett and the Consolidated Entities will not consolidate with or merge with or into another person or permit any other person to merge into it; provided, however, (i) it may permit the Consolidated Entities to merge or consolidate with other Consolidated Entities or Hibbett and (ii) it may merge or consolidate with another person so long as (x) any Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a permitted acquisition, the applicable conditions of subparagraph (15) of this Section shall be satisfied and (z) immediately after giving effect thereto, no Default would exist.

                 (7) Liens. Hibbett will not, and will not permit any Consolidated Entity to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Liens that constitute Permitted Encumbrances.

                 (8) Sale of Receivables. Hibbett will not, and will not permit any Consolidated Entity to, sell, assign or discount, or grant or permit any Lien on, any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

                 (9) Lease Obligations. Hibbett and the Consolidated Entities on a consolidated basis will not incur, create, permit to exist or assume any obligation to make Operating Lease Payments under any lease (other than any capital lease or the QRS Lease) that (x) has an unexpired term (including renewals at the option of the lessee) of more than 20 years or (y) provides for aggregate Operating Lease Payments during any consecutive four fiscal quarters in excess of $1,000,000, if (z) immediately thereafter, the aggregate Operating Lease Payments to be made by it under all leases (other than any capital leases or the QRS Lease) described in the preceding subclauses
         (x) or (y) would exceed $10,000,000 in any consecutive four fiscal quarters.

                 (10) Indebtedness. Hibbett and the Consolidated Entities on a consolidated basis will not incur, create, assume or permit to exist any Debt, except (A) the indebtedness evidenced by the Notes,
         (B) other Debt to the Lender, (C) purchase money obligations allowed under Section 7.7(7), (D) Debt not exceeding $2,000,000 in the aggregate (E) capitalized lease obligations and (F) Debt owed to a Consolidated Entity.

                 (11) Guaranties. Except for the existing guaranty by Hibbett of the obligations of SW under the QRS Lease and any other guaranty by a Borrower of another Consolidated Entity's obligations, Hibbett will not, and will not permit any Consolidated Entity to, guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness, liabilities or obligations of any other person, whether by agreement to purchase the indebtedness or obligations of any other person, or agreement for the furnishing of funds to any other person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness or obligations of any other person, or otherwise, except for the endorsement of negotiable instruments in the ordinary course of business for collection.

                 (12) Take or Pay Contracts. Hibbett will not, and will not permit any Consolidated Entity to, enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered.

                 (13) Sale-Leaseback. Except for the Lease Agreement between QRS 12-14 (AL), Inc. and SW dated February 12, 1996 (the "QRS Lease"), Hibbett will not, and will not permit any Consolidated Entity to, enter into any arrangement, directly or indirectly, with any person whereby it sells or transfers any property, real, personal or mixed, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                 (14) Dividends and Distributions. Hibbett will not permit any Consolidated Entity to be or become subject to any restrictions on the ability of such Consolidated Entity to pay dividends or to make distributions.

                 (15) Permitted Acquisitions. The Borrowers shall not make in any given fiscal year any acquisitions of stock or assets of persons engaged primarily in the same line of business as the Borrowers having a cost in excess of $5,000,000, if, on the date of the acquisition a Default exists or would result from such acquisition without the express prior consent of the Lender; provided that this
         Section 7.7(15) shall not prohibit Hibbett from complying with its obligations under the Purchase Agreement relating to the QRS Lease if Hibbett can do so without causing a Default under some other provision of this Agreement.

         SECTION 7.8 CONTINUATION OF CURRENT BUSINESS. Neither the Borrowers nor any Consolidated Entity will engage in any business other than the business now being conducted by it or other business reasonably ancillary thereto.

         SECTION 7.9 COOPERATION; INSPECTION OF PROPERTIES. The Borrowers shall, and shall cause the Consolidated Entities to, permit the Lender and its representatives, at the Lender's sole cost and expense (so long as no Default exists) to inspect the Borrowers' and the Consolidated Entities' properties and assets (including all Stores), and to inspect, review and audit the Borrowers' and the Consolidated Entities' books and records from time to time and at any time, after reasonable notice and at reasonable times.

         SECTION 7.10 USE OF PROCEEDS. The Borrowers shall use the proceeds exclusively for general corporate purposes.

         SECTION 7.11 TRANSACTIONS WITH AFFILIATES. Except as set forth in Exhibit F, none of the Borrowers nor any other Consolidated Entity will, directly or indirectly, enter into any lease or other transaction with any Affiliate (other than a Borrower or another Consolidated Entity) on terms that are less favorable to such Borrower or Consolidated Entity entering into such lease or other transaction than would have been obtained on an arm's length basis with persons who are not Affiliates of such Borrower or other Consolidated Entity.

         SECTION 7.12 ERISA. The Borrowers will not and will not permit any other ERISA Affiliate to establish any Plan subject to Title IV of ERISA

         SECTION 7.13 CREATION OR ACQUISITION OF SUBSIDIARIES. The Borrowers may from time to time create or acquire new Subsidiaries in connection with permitted acquisitions allowed under Section 7.7(15) or otherwise in accordance with this Agreement, provided that neither the aggregate fair market value at any time of the assets of all Subsidiaries that are Immaterial Subsidiaries at such time, nor the aggregate gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of all Subsidiaries that are Immaterial Subsidiaries at such time, shall exceed $2,000,000, and provided further that promptly (and in any event within fifteen (15) Business Days) after the creation or direct or indirect acquisition by any Borrower of any such new Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary ), such new Subsidiary will execute and deliver to the Lender an Assumption Agreement and all other documents necessary to cause it to become jointly and severally liable for all the Credit Obligations (subject to the limitations provided in the Assumption Agreement).


                                   ARTICLE 8

                         EVENTS OF DEFAULT AND REMEDIES


         SECTION 8.1 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Agreement:

                 (a) default in the due payment of any principal or interest payable on any Advance, Reimbursement Obligation or any other amount payable under Articles 2, 3 and 4 of this Agreement and such default shall continue unremedied for a period of 5 days after the date the Lender gives Hibbett telephonic (confirmed promptly in writing) or written notice of such default; provided, however, that the Lender shall not be required to provide such notice more than 3 times in any 12 consecutive month period; or

                 (b) any of the Borrowers shall default in the observance or performance of any provision in Sections 7.7, 7.8, 7.10, 7.12 and 7.13; or

                 (c) any of the Borrowers shall default in the performance or observance of any provision of this Agreement, except those covered by clauses (a) or (b) above, and shall not cure such default within 30 days after the date the Lender gives written or telephonic notice of the default to Hibbett; or

                 (d) any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Lender by or on behalf of the Borrowers, was misleading or untrue in any material respect at the time it was made; or

                 (e) default shall be made with respect to any Debt of any of the Borrowers or of any other Consolidated Entity (other than the Credit Obligations) when due or within any applicable grace period or the performance of any other obligation incurred in connection with any Debt of such Borrower or other Consolidated Entity (other than the Credit Obligations), if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due or within any applicable grace period, if the aggregate amount of all such Debt involved exceeds $1,000,000; or

                 (f) any of the Borrowers or any other Consolidated Entity (other than an Immaterial Subsidiary) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of it or any of its properties or assets, (ii) fail or admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors,
         (iv) suffer or permit an order for relief to be entered against it in any proceeding under the federal Bankruptcy Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or if corporate or partnership action shall be taken by the Borrowers or any other Consolidated Entity (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

                 (g) a petition shall be filed, without the application, approval or consent of any of the Borrowers or any other Consolidated Entity (other than an Immaterial Subsidiary), in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Borrower or other Consolidated Entity (other than an Immaterial Subsidiary) or of all or a substantial part of the properties or assets of such Borrowers or other Consolidated Entity (other than an Immaterial Subsidiary), or seeking any other relief under any law or statute of the type referred to in clause (v) of paragraph (h) above against such Borrower or other Consolidated Entity (other than an Immaterial Subsidiary), or the appointment of a receiver, trustee, liquidator or other custodian of the Borrower or any other Consolidated Entity (other than an Immaterial Subsidiary) or of all or a substantial part of the properties or assets of such Borrower or any other Consolidated Entity (other than an Immaterial Subsidiary), and such petition shall not have been dismissed within 60 days after the filing thereof; or

                 (h) an Event of Default (as therein defined) under the QRS Lease shall have occurred and be continuing, and the Landlord thereunder shall have given notice pursuant to Section 23 of the QRS Lease of its intention to exercise remedies thereunder; or

                 (i) final judgment or judgments for the payment of money in excess of an aggregate of $500,000 shall be rendered against any of the Borrowers and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                 (j) (1) The persons listed on Exhibit G hereto and the beneficiaries of any trusts listed therein, taken together, shall cease to beneficially own and control, directly or indirectly, at least (a) 50% of the number of issued and outstanding shares of the capital stock of Hibbett entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Hibbett (the "Voting Shares") beneficially owned and controlled by them on the Closing Date (as such number may be adjusted for stock splits, combinations and similar events) and (b) 20% of the total issued and outstanding Voting Shares at any time, or (2) Hibbett ceases to beneficially own and control at least one hundred percent (100%) of the issued and outstanding shares of each class of capital stock of the Initial Participating Entities.

then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing,

                 (A)      either or both of the following actions may be taken:
         (i) the Lender may declare any obligation of the Lender to make further Advances or issue Letters of Credit terminated, whereupon the obligation of the Lender to make further Advances or issue Letters of Credit hereunder shall terminate immediately, and (ii) the Lender may declare by notice to the Borrowers any or all of the Credit Obligations (other than Letter of Credit Borrowings) to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Lender, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clauses (f) or (g) above, then the obligation of the Lender to lend hereunder shall automatically terminate and any and all of the Credit Obligations (other than Letter of Credit Borrowings) shall be immediately due and payable without the necessity of any action by the Lender or notice to the Lender;

                 (B) the Borrowers shall, promptly upon demand of the Lender, deposit in cash with the Lender an amount equal to the amount of all Letter of Credit Borrowings then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Lender under the provisions of Section 9.8; and

                 (C) the Lender may exercise any and all rights and remedies available to the Lender under the Loan Documents and applicable law.

         SECTION 8.2 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         SECTION 8.3 NO WAIVER. No course of dealing between the Borrowers and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         SECTION 8.4 DEFAULT. The Lender shall have no right to accelerate any of the Loans except upon the occurrence of an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Lender (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Lender may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.


                                   ARTICLE 9

                                 MISCELLANEOUS

         SECTION 9.1 PARTICIPATIONS. The Borrowers and the Lender understand that the Lender may grant a participation in the Notes, Loans and interest in the Credit Obligations and the Loan Documents to any Affiliate of the Lender, and all communications with the Lender and the Borrowers shall be solely with the Lender and not with any participant. The Borrowers agree that any participant or subparticipant (which, like a participant, must be an Affiliate of the Lender) may exercise any and all rights of banker's lien or set-off with respect to any Borrower, as fully as if such participant or subparticipant had made a loan directly to such Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit Obligations and the Loan Documents. For purposes of this Section 9.1 only, the Borrowers shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Credit Obligations. Nothing contained in this section shall affect the Lender's right of set-off (under Section 9.3 or applicable law) with respect to the entire amount of the Credit Obligations, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by the Lender from any of the Borrowers or any other person under any provisions of this Agreement or the other Loan Documents or otherwise.

         SECTION 9.2  NOTICES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Loan Documents to be made upon, given or furnished to, or filed with, any of the Borrowers the Lender must (except as otherwise provided in this Agreement or the other Loan Documents) be in writing and be delivered by one of the following means: (1) by personal delivery at the hand delivery address specified below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

         (b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as set forth below the signatures of the Borrowers and the Lender on the attached signature pages. Any of such parties may change its address or facsimile transmission number for receiving any such notice or other document by giving notice of the change to the other parties referred to in this Section 9.2.

         (c) Any such notice or other document shall be deemed delivered when actually received by an officer, director, partner or other legal representative of the party at the address or number specified pursuant to this
Section 9.2, or, if sent by mail, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

         (d) Five (5) Business Days' notice to the Borrowers as provided above shall constitute reasonable notification to the Borrowers when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five (5) Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

         SECTION 9.3 SETOFF. Upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, without notice to the Borrowers or any of them (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender (including any branches, agencies or Affiliates of the Lender, wherever located) to or for the credit or the account of the Borrowers or any of them against any and all of the obligations of the Borrowers and each of them now or hereafter existing under any of the Loan Documents, irrespective of whether or not any demand shall have been made under the Loan Documents and although such obligations may be unmatured. The Lender agrees promptly to notify each affected Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or impose any liability on the Lender. The rights of the Lender under this Section 9.3 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.

         SECTION 9.4 SURVIVAL. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and the date of each Loan except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, (c) modified as a result of activities of the Borrowers or changes in circumstances, in any case as permitted hereunder or consented to in accordance with the provisions hereof or (d) such representations and warranties specifically relate to an earlier date. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Loan Documents and in the certificates delivered pursuant to any of the Loan

Documents shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of this Agreement, the Notes and the other Loan Documents and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding.

         SECTION 9.5 EXPENSES. (a) The Borrowers shall pay all reasonable out-of-pocket expenses of the Lender, including fees and disbursements of counsel for the Lender, in connection with the preparation of the Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder (including those in connection with collection and other enforcement proceedings resulting therefrom), other than expenses due to the Lender's own gross negligence or willful misconduct. Any amount paid or advanced by the Lender under this section or the other Loan Documents not immediately reimbursed to the Lender after demand shall bear interest until paid at a rate equal to two percent (2%) in excess of the Base Rate in effect from time to time, or the highest rate permitted by law, whichever is less. The Borrowers shall pay all costs and expenses of performing and satisfying their obligations under this Agreement. The Borrowers' obligations under this Section 9.5 shall survive the payment in full of the Credit Obligations and the termination of this Agreement.

         SECTION 9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         SECTION 9.7  SUBMISSION TO JURISDICTION.  Each Borrower irrevocably
(a) acknowledges that this Agreement will be accepted by the Lender and performed by such Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that such Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon such Borrower and may be enforced in any other court to the jurisdiction of which such Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on such Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to such Borrower at its address designated in or pursuant to Section 9.2; (f) agrees that service in accordance with this Section 9.7 shall in every respect be effective and binding on such Borrower to the same extent as though served on such Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO SUCH BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT SUCH BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT

IT IS FORESEEABLE BY SUCH BORROWER THAT IT MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 9.7 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

         SECTION 9.8 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrowers or the Lender or any obligation of the Borrowers or the Lender, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Lender for the benefit of the Lender hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrowers have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Credit Obligations, the Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrowers wish to pay the Credit Obligations in full and terminate this Agreement, there are any outstanding Letter of Credit Borrowings, the Borrowers shall, unless otherwise agreed by the Lender in its sole discretion, make a cash prepayment to the Lender on such date in an amount equal to the then-outstanding Letter of Credit Borrowings, and the Lender shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Lender (which account shall bear interest at the Lender's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit Obligations. To the extent allowed by law, such account shall not constitute an asset of the Borrowers, or any of them, subject to their rights therein under this Section 9.8. The Lender shall from time to time debit such account for the payment of the Letter of Credit Obligations as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrowers if and when no Letter of Credit Borrowings remain outstanding hereunder and all of the Credit Obligations have been paid in full. The Borrowers shall remain liable for any Credit Obligations in excess of the amounts paid from such account.

         SECTION 9.9 GOVERNING LAW. All documents executed pursuant to the transactions contemplated herein, including this Agreement and each of the Loan Documents, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Alabama.

         SECTION 9.10 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender, and so long as the Lender has fulfilled its obligations hereunder, each of the Borrowers hereby indemnifies, exonerates and holds the Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                 (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                 (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment in connection with the Borrowers or the release by the Borrowers of any Hazardous Materials; or

                 (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrowers thereof of any Hazardous Materials (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 9.11 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         SECTION 9.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns;

provided, however, that the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Lender. The Lender may not assign or transfer its interest hereunder except as otherwise provided in this Agreement.

         SECTION 9.13 SEVERABILITY. Any provision of any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.14 OBLIGATIONS OF HIBBETT ABSOLUTE. Hibbett hereby agrees that its obligations and liabilities with respect to the Credit Obligations are joint and several with the Participating Entities, continuing, absolute and unconditional. Without limiting the generality of the foregoing, the obligations and liabilities of Hibbett with respect to the Credit Obligations shall not be released, discharged, impaired, modified or in any way affected by
(a) the invalidity or unenforceability of any Loan Document executed by any other person with respect to the Credit Obligations, (b) the failure of the Lender to give Hibbett a copy of any notice given to any other person, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document executed by any other person with respect to the Credit Obligations, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document executed with respect to the Credit Obligations, (e) any waiver of payment, performance or observance by or in favor of any other person of any obligation, covenant or agreement under any Loan Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non- exercise of any right, remedy or privilege with respect to any Loan Document executed by any other person with respect to the Credit Obligations, or (g) the extension of time for payment or performance of any Credit Obligation by any other person.

         SECTION 9.15  ARBITRATION; PRESERVATION AND LIMITATION OF REMEDIES.

         (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with the Loan Documents, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section
9.15. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.

         (b) Any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), including disputes, controversies and claims arising out of or related to the Loan Documents, or the breach thereof, and the subject matter hereof, shall, except as provided in this Section 9.15, be settled by a single arbitrator by arbitration in Birmingham, Alabama in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time and as modified by this Agreement.

         (c) The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator shall be a licensed attorney in the State of Alabama and shall possess substantive legal experience with respect to the principal issues in dispute.

         (d) Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearing of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The Arbiter shall render its final award within 30 days following conclusion of the hearing. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding except as provided in the Federal Arbitration Act, 9 U.S.C.
Section 1 et. seq., and except for errors of law based on findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective.

         (e) Nothing in this Section 9.15 shall limit any right that any party may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

         IN WITNESS WHEREOF, each of the Borrowers and the Lender have caused this Credit Agreement to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.



                                    HIBBETT SPORTING GOODS, INC.


                                    By: /s/ Susan Fitzgibbon
                                       ----------------------------------
                                          Its Chief Financial Officer
                                             ----------------------------

                                    HIBBETT TEAM SALES, INC.


                                    By: /s/ Susan Fitzgibbon
                                       ----------------------------------
                                          Its Chief Financial Officer
                                             ----------------------------

                                    SPORTS WHOLESALE, INC.


                                    By: /s/ Susan Fitzgibbon
                                       ----------------------------------
                                          Its Chief Financial Officer
                                             ----------------------------

                                    Hand Delivery Address:

                                    451 Industrial Lane
                                    Birmingham, Alabama 35211
                                    FAX:  (205) 912-7293
                                    Attention:  Chief Financial Officer

                                    Mailing Address:

                                    Post Office Box ___________
                                    Birmingham, Alabama 35219
                                    FAX:  (205) 912-7293
                                    Attention:  Chief Financial Officer

                                    AMSOUTH BANK OF ALABAMA


                                    By: /s/ David A. Simmons
                                       -----------------------------------
                                          Its Senior Vice President


                                    Hand Delivery Address:

                                    7th Floor, AmSouth-Sonat Tower
                                    1900 Fifth Avenue North
                                    Birmingham, Alabama 35203
                                    FAX:  (205) 801-0157
                                    Attention:  Regional Banking Department

                                    Mailing Address:

                                    Post Office Box 11007
                                    Birmingham, Alabama 35288
                                    FAX:  (205) 801-0157
                                    Attention:  Regional Banking Department